EXHIBIT 24

                               POWER OF ATTORNEY

      The undersigned hereby constitutes and appoints Thomas M. O'Flynn and James T. Foran, and each of them (with full power to act without the other), the true and lawful attorney-in-fact and agent for and on behalf of the undersigned, and in the undersigned's name, place and stead, in the undersigned's capacity as a Director or Officer or both, as the case may be, of Public Service Electric and Gas Company (the "Registrant") to sign the Registration Statement on Form S-3 to be filed by the Registrant with the Securities and Exchange Commission for the registration under the Securities Act of 1933 of Registrant's Cumulative Preferred Stock, First and Refunding Mortgage Bonds, Secured Medium-Term Notes and Senior Debt Securities, and any and all amendments of such Registration Statement.

      IN WITNESS WHEREOF, each of the undersigned has executed this instrument this 19th day of November, 2008.

/s/ DEREK M. DIRISIO                       /s/ ALBERT R. GAMPER, JR.
--------------------                       -------------------------
Derek M. DiRisio                           Albert R. Gamper, Jr.

/s/ CAROLINE DORSA                         /s/ CONRAD K. HARPER
-------------------                        -------------------------
Caroline Dorsa                             Conrad K. Harper

/s/ RALPH IZZO                             /s/ THOMAS M. O'FLYNN
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Ralph Izzo                                 Thomas M. O'Flynn